Exhibit 3.78

ARTICLES OF INCORPORATION

OF

VALLEY READY MIX, INC.

We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of the Corporation under the Utah Business Corporation Act (hereinafter referred to as the “Act”), adopt the following Articles of Incorporation for said Corporation:

ARTICLE I

NAME

The name of the Corporation is Valley Ready Mix, Inc.

ARTICLE II

PERIOD OF DURATION

The duration of the Corporation is perpetual.

ARTICLE III

PURPOSES AND POWERS

Section 1: Purpose.

The general purposes of the Corporation shall be as follows:

Clause A: To engage in the business of owning and leasing cement trucks, management of business interests and real property as well as the rendering of services of all kinds including, but not limited to, the production, sale, and delivery of raw materials and all other interests related to the business.

Clause B: To form, promote, and enter into partnerships, franchises and other associations with other individuals or entities for the purpose of establishing, promoting and carrying on the business of the Corporation.

Clause C: To buy, sell, mortgage, encumber and deal in real estate, and in any and all kinds of personal property, including inventory, fixtures and perishables used in the course of business and the doing of all things necessary to the accomplishment of the purposes of the Corporation; to borrow money and execute evidence of indebtedness and to do any and all things necessary to establish, promote, and carry on the business of the Corporation.

Clause D: To issue promissory notes, bonds, debentures, and other evidences of indebtedness in the furtherance of any of the stated purposes of the Corporation.

Clause E: To enter into or execute contracts of any kind and character, sealed or unsealed, with individuals, firms associations, corporations (private, public or municipal), political subdivisions of the United States or with the government of the United States.

Clause F: To buy, acquire, own, pledge, and sell bonds, debentures or other securities of any corporation (private of public), any municipality, any state of the United States or the government of the United States.

Clause G: To engage generally in the business of acting as a holding company, including acquisition, ownership, management, and sale of other corporations and the shares of stock of other corporations; to note such shares; to invest the funds of the Corporation in the assets of other corporations: real estate, franchises, and things of a similar nature; and to lend the funds of the Corporation to other individuals, firms or corporations with or without security.

Clause H: To do each and everything necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any of the objectives herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the Corporation.

Section 2: Powers

The Corporation, subject to any specific written limitations or restrictions imposed by the Act or by these Articles of Incorporation, shall have and exercise the following powers:

Clause A: To have and exercise all the powers specified in the Act.

Clause B: To enter into any lawful arrangement for sharing profits, union of interest, reciprocal association, or cooperative association with any domestic corporation or foreign corporations, associations, partnerships, individuals, or other entities, and to enter into general or limited partnerships.

Clause C: To make any guaranty respecting stocks, dividends, securities, indebtedness, interest, contracts, or other obligations created by any domestic or foreign corporations, associations, partnerships, individuals, or other entities, and to enter into general or limited partnerships.

Clause D: To have and exercise all those powers necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objectives herein enumerated or which shall, at any time, appear conducive to or expedient for the protection or benefit of the Corporation.

ARTICLE IV

AUTHORIZED SHARES

Section 1: The aggregate number of shares that the Corporation shall have authority to issue is 50,000 share of nonassessable common stock with no par value.

Section 2: Such shares of common stock shall have equal rights as to voting and shall have equal rights in the event of dissolution or liquidation.

ARTICLE V

RIGHT OF THE CORPORATION

TO ACQUIRE ITS OWN SHARES

The Corporation shall have the right to purchase, take, receive, or otherwise acquire its own shares, but purchases of such shares, whether direct or indirect, shall be made only to the extent of the unreserved and unrestricted earned surplus or paid-in surplus available therefor.

ARTICLE VI

PREEMPTIVE SHAREHOLDER RIGHTS

The shareholders shall have preemptive rights to acquire unissued shares of this Corporation in the manner and subject to the limitations prescribed by this Article and not otherwise. Except as provided below, before the Board of Directors shall issue any unissued shares of this Corporation, it shall notify each shareholder of the proposed issuance and of the terms and conditions under which the shares are proposed to be issued. For a period of thirty (30) days after the giving of such notice, any shareholder shall have the right, on the same terms and conditions as is stated in the notice, to acquire such portion of the shares proposed to be issued as the shares held by such shareholders bears to the total shares issued and outstanding at the time such notice is given, such right to be exercised by giving notice of such election to the Corporation at its registered office. If any shareholder does not give notice of his election to acquire such shares within such thirty (30) day period, the shares may be issued free and clear of any and all claims of the shareholder and any other shareholders but only on the terms and conditions no more favorable to the issue than the terms and conditions stated in the notice to the shareholders. The shareholders shall have no preemptive rights to acquire treasury shares, shares issued in payment for property, tangible or intangible, real or personal, or for labor or services actually performed, or shares issued by the Corporation on the exercise of an incentive option granted to officers or employees of the Corporation or officers or employees of any subsidiary corporation. The Bylaws shall make such provisions as are reasonable and appropriate to implement this right.

Except as provided above, a shareholder shall have no preemptive rights to acquire any securities of this Corporation.

ARTICLE VII

COMMENCEMENT OF BUSINESS

The Corporation shall not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received by it as consideration for the issuance of shares.

ARTICLE VIII

PROVISIONS FOR REGULATION OF

INTERNAL AFFAIRS OF THE CORPORATION

Section 1: Regular Meetings of Shareholders.

An annual meeting of the shareholders of the Corporation shall be held at the registered office of the corporation, or such other place as may be designated by the Board of Directors, said meeting to be at 10:00 A.M. on the third Tuesday of January of each year. Notice of the annual meeting, containing its time and place, shall be mailed to each shareholder of record at his last known address at least two (2) weeks prior to such meetings.

Section 2: Special Meetings of Shareholders.

Special meeting of the shareholders of the Corporation may be called by the Board of Directors; provided that two (2) weeks notice thereof shall be given stating the purpose of the meeting, such notice to be mailed by first class mail to the last known address of each shareholder.

Section 3: Quorum of Shareholders.

Unless otherwise provided in the Utah Business Corporation Act or by other applicable law, a majority of the shares of the common stock of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders of the Corporation.

Section 4: Meetings of the Board of Directors.

Unless otherwise provided in the Utah Business Corporation Act, meetings of the Board of Directors of the Corporation, whether regular or special, may be held either within or without the State of Utah, as may be determined by the Board of Directors or by at least two (2) of the directors of the Corporation. Notice of such meetings shall be given as prescribed by the Board of Directors.

Section 5: Quorum of Directors.

A majority of the directors holding office at any given time shall constitute a quorum for the transaction of business.

Section 6: Bylaws of the Corporation.

The Board of Directors shall have the power to adopt Bylaws for the Corporation and to amend the same from time to time at any regular or special meeting of the Board of Directors. Amendments to the Bylaws shall require a two-third (2/3) majority of the directors present in order to be adopted. The affairs of the corporation shall be governed by these Articles of Incorporation and the Bylaws.

Section 7: Vacancies in the Board of Directors.

Any vacancy occurring in the Board of Directors may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired,; term of this predecessor in office. Any directorship to be filled by reason of an increase of the number of directors shall be filled by the Board of Directors, such appointment to be until the next annual meeting or a special meeting of the shareholders called for the purpose of electing a director to the office so created. Any directorship to be filled by reason of the removal of one (1) or more directors by the shareholders may be filled by election by the shareholders at a meeting at which the director or directors are removed.

Section 8: Shareholders of Record.

The names and address of each shareholder of record of the common stock of the Corporation shall be conclusively presumed to be in accordance with the stock ledger of the Corporation. Such shareholders shall have all rights usual to holders of the common stock of a corporation and as provided by applicable Utah law and as hereinbefore expressly set forth.

Section 9: Books and Records.

The Corporation shall keep adequate books, records and minutes of meetings at its registered office.

Section 10: Working Capital and Business Management.

The Board of Directors shall have the power to fix and vary the amount to be reserved as working capital and to otherwise govern the affairs, financing, and management of the Corporation as the Board, in its discretion, deems necessary and proper.

Section 11: Compensation of Directors.

The Board of Directors may make provisions for the reasonable compensation of its members for their services as directors and establish the basis and condition upon which such compensation shall be paid. Any director of the Corporation may also serve the Corporation in any other capacity and receive compensation for such other service.

Section 12: Amendments to the Articles of Incorporation.

The Articles of Incorporation may be amended by the shareholders at any regular or special meeting of the shareholders; provided that a quorum is present and that a two-third (2/3) majority of the shares voting is required to adopt any such amendment.

Section 13: Contracts in Which Directors Have an Interest.

No contract or other transaction of which this Corporation is interested shall be invalidated or affected by (a) the fact that one or more of the directors of this Corporation is interested in or is a director or officer of another corporation, or (b) the fact that any director, individually or jointly with others, may be a party to or may be interested in the contract or transaction; and each person who may become a director of this Corporation is hereby relived from any liability that might otherwise arise by reason of his contracting with this Corporation for the benefit of himself or any firm or corporation in which he may be interested.

ARTICLE IX

INITIAL REGISTERED OFFICE AND

INITIAL REGISTERED AGENT

Section 1: Registered Office.

The address of the initial registered office of the Corporation is 11500 South 2950 West, South Jordan, Utah 84065.

Section 2: Registered Agent.

The name of the initial registered agent at the above address is Dave Balls.

Dave Balls
Registered Agent

ARTICLE X

OFFICERS AND DIRECTORS

Section 1: Members of the Initial Board of Directors.

The initial Board of Directors of the Corporation shall consist of three members and their respective names and addresses are:

NAME	ADDRESS
Dave Balls	11512 South 2950 West South Jordan, Utah 84065

Brent Baker	10987 South Avilla Drive Sandy, Utah 84094

Laurie Balls	11512 South 2950 West South Jordan, Utah 84065

which directors shall hold office until the first annual meeting of the shareholders of the Corporation and until their successors shall have been elected and qualified.

Section 2: Members of Subsequent Board of Directors.

At the annual meeting of the shareholders of the Corporation and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting of the shareholders. Each director so elected shall hold office for the term for which he is elected and until his successor shall have been elected and qualified.

Section 3: Number of Directors.

The number of directors of the Corporation shall be fixed by the Board of Directors but shall in no case be less than three (3) nor more than twenty (20).

Section 4: Officers.

The officers of the Corporation shall be elected by the Board of Directors but may or may not also serve as directors. The officers shall include: President, Vice President and Secretary—Treasurer, as the Board of Directors may nominate and direct. One person may hold the offices of Secretary and Treasurer simultaneously, and such person must be a shareholder of the Corporation. The duties of the officers shall be those usually incumbent upon the holders of such offices. The Board may, from time to time, elect and remove a Chairman of the Board whose duty shall be to conduct meetings of the Board and to serve as its titular head.

Section 4b:

Until their successors are elected and qualified, the officers of the corporation shall be as follows:

NAME	OFFICE
Dave Balls	President

Brent Baker	Vice-President

Laurie Balls	Secretary Treasurer

ARTICLE XI

INCORPORATORS

The name and address of each incorporator is:

NAME	ADDRESS
Dave Balls	11512 South 2950 West South Jordan, Utah 84065

Brent Baker	10987 South Avilla Drive Sandy, Utah 84094

Laurie Balls	11512 South 2950 West South Jordan, Utah 84065

EXECUTED this 13th day of July    , 1995.

/s/ Dave Balls
Name

/s/ Brent Baker
Name

/s/ Laurie Balls
Name

STATE OF UTAH	)
)
County of Salt Lake	)

On the this 13th day of July     , 1995, personally appeared before me Dave Balls, who being by me first duly sworn, deposes and says that he is an incorporator in the foregoing action and that he has read the Articles of Incorporation and states that they are true to his knowledge and belief, except as to those items stated on information, and as to those matters he believes them to be true.

SWORN to before me on this 13th day of July     , 1995.

My Commission Expires:

/s/ Annalyne Anderson
NOTARY PUBLIC
Residing in Salt Lake County, Utah

STATE OF UTAH	)
)
County of Salt Lake	)

On the this 13th day of July     , 1995, personally appeared before me Brent Baker, who being by me first duly sworn, deposes and says that he is an incorporator in the foregoing action and that he has read the Articles of Incorporation and states that they are true to his knowledge and belief, except as to those items stated on information, and as to those matters he believes them to be true.

SWORN to before me on this 13th day of July     , 1995.

My Commission Expires:

/s/ Annalyne Anderson
NOTARY PUBLIC
Residing in Salt Lake County, Utah

STATE OF UTAH	)
)
County of Salt Lake	)

On the this 13th day of July     , 1995, personally appeared before me Laurie Balls, who being by me first duly sworn, deposes and says that he is an incorporator in the foregoing action and that he has read the Articles of Incorporation and states that they are true to his knowledge and belief, except as to those items stated on information, and as to those matters he believes them to be true.

SWORN to before me on this 13th day of July     , 1995.

My Commission Expires:

/s/ Annalyne Anderson
NOTARY PUBLIC
Residing in Salt Lake County, Utah